                                                                     Exhibit 2.1



                          AGREEMENT AND PLAN OF MERGER


                                    BETWEEN


                           NATIONWIDE ELECTRIC, INC.


                                      AND


                        HENDERSON ELECTRIC COMPANY, INC.

                                    and its

                                  SHAREHOLDERS

                               TABLE OF CONTENTS
                               -----------------
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
RECITALS...................................................................... 1

ARTICLE I DEFINITIONS......................................................... 1

ARTICLE II MERGER OF THE COMPANY INTO NEI..................................... 4

            2.1  Merger....................................................... 4

            2.2  Articles of Incorporation.................................... 4

            2.3  Bylaws....................................................... 4

            2.4  Directors and Officers....................................... 4

            2.5  Further Action............................................... 4

            2.6  Merger Consideration......................................... 4

            2.7  Treatment of Shares of Constituent Corporations.............. 5

            2.8  Dissenting Shares............................................ 5

            2.9  Delivery Date................................................ 5

            2.10 Merger Date.................................................. 6

            2.11 The Registration Statement................................... 6

            2.12 Dividends; Options........................................... 6

            2.13 Redemption................................................... 6

            2.14 Related Party Receivables; Henderson Property, Inc........... 7

            2.15 Shareholder Distributions.................................... 7


ARTICLE III REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
     AND THE COMPANY.......................................................... 7

            3.1  Validity..................................................... 7

            3.2  The Company.................................................. 8

            3.3  The Company Stock............................................ 8

            3.4  Financial Statements......................................... 9

            3.5  Absence of Certain Events.................................... 9

            3.6  Title to and Condition of Personal Property.................. 9

            3.7  Real Property................................................10

            3.8  Leases.......................................................10

            3.9  Receivables..................................................10

            3.10 Contracts, Etc...............................................11

            3.11 Material Customers and Suppliers.............................11

            3.12 Litigation and Workers' Compensation Liability...............12

            3.13 Insurance and Performance Bonds..............................12

            3.14 Intellectual Property........................................12

            3.15 Compliance with Laws.........................................13

            3.16 Licenses, Permits and Authorizations.........................13

            3.17 Taxes........................................................13
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
           3.18  Books and Records....................................................13
           3.19  Labor and Employment.................................................14
           3.20  Environmental........................................................14
           3.21  ERISA................................................................16
           3.22  Guaranteed Obligations...............................................17
           3.23  Disclosure...........................................................17
           3.24  Acknowledgment.......................................................18
           3.25  Interest in Customers and Suppliers and Related Party Transactions...18
           3.26  Registration Statement...............................................19
           3.27  Brokers and Finders..................................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NEI......................................19
           4.1   Corporate............................................................19
           4.2   Authorization........................................................19
           4.3   Capital Stock of NEI.................................................19
           4.4   Transactions in Capital Stock........................................20
           4.5   Financial Statements.................................................20
           4.6   Liabilities And Obligations..........................................20
           4.7   Conformity With Law; Litigation......................................20
           4.8   No Violations........................................................20
           4.9   NEI Stock............................................................21
           4.10  No Side Agreements...................................................21
           4.11  Disclosure...........................................................21
           4.12  Other Agreements.....................................................21
           4.13  Registration Statement...............................................22

ARTICLE V ACTIONS BY SHAREHOLDERS AND THE COMPANY PENDING THE MERGER DATE.............22
           5.1   Access...............................................................22
           5.2   Carry on in Ordinary Course..........................................22
           5.3   General Increases Limited............................................23
           5.4   Preservation of Organization.........................................23
           5.5   No Default...........................................................23
           5.6   Dividends............................................................23
           5.7   Voting Trusts or Other Arrangements..................................23
           5.8   Interim Financial and Borrowing Statements...........................23
           5.9   Bids and Contracts...................................................23
           5.10  Cash Withdrawals.....................................................24
           5.11  Environmental Audits.................................................24
           5.12  No Transfer..........................................................24
           5.13  No Shop..............................................................24
           5.14  Agreements...........................................................24
           5.15  Notification of Certain Matters......................................24
           5.16  Cooperation in Preparation of Registration Statement.................25

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
               5.17   Authorized Capital..................................  25
               5.18   Compliance With The Hart-Scott Act..................  25

ARTICLE VI     CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS..........  26
               6.1    Representations and Warranties True.................  26
               6.2    Compliance with Agreement...........................  26
               6.3    No Litigation.......................................  26
               6.4    Employment Agreements...............................  26
               6.5    IPO Closing.........................................  26
               6.6    Real Estate Leases..................................  26
               6.7    Consents............................................  26
               6.8    Opinion of Counsel..................................  27
               6.9    Hart-Scott Act......................................  27

ARTICLE VII    CONDITIONS PRECEDENT TO OBLIGATIONS OF NEI.................  27
               7.1    Representations and Warranties True.................  27
               7.2    Compliance with Agreement...........................  27
               7.3    Execution and Deliverables..........................  27
               7.4    Corporate Documents.................................  27
               7.5    Due Diligence.......................................  27
               7.6    Employment Agreements...............................  28
               7.7    No Material Adverse Change..........................  28
               7.8    Opinion of Counsel for Shareholders.................  28
               7.9    Resignations........................................  28
               7.10   Board and Shareholder Approval......................  28
               7.11   No Litigation.......................................  28
               7.12   Shareholders' Release...............................  29
               7.13   Termination of Related Party Agreements.............  29
               7.14   Other Founding Companies............................  29
               7.15   FIRPTA Certificate..................................  29
               7.16   IPO Closing.........................................  29
               7.17   Leases..............................................  29
               7.18   Consents............................................  29
               7.19   Hart-Scott Act......................................  29

ARTICLE VIII   COVENANTS..................................................  29
               8.1    Release From Guarantees; Repayment of Certain
                      Obligations.........................................  29
               8.2    Preparation And Filing of Tax Returns...............  30
               8.3    Further Assurances..................................  30

ARTICLE IX     INDEMNIFICATION............................................  30
               9.1    Indemnification by The Shareholders.................  30
               9.2    Indemnification by NEI..............................  31
               9.3    Procedure...........................................  31
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
               9.4    Exclusive Remedy....................................  32
               9.5    Limitations on Indemnification......................  32

ARTICLE X      TERMINATION................................................  33
               10.1   Termination.........................................  33
               10.2   Liabilities in Event of Termination.................  33

ARTICLE XI     NONCOMPETITION AND NONDISCLOSURE...........................  34
               11.1   Noncompete Covenant.................................  34
               11.2   Confidential Information............................  34
               11.3   Enforcement.........................................  35

ARTICLE XII    TRANSFER RESTRICTIONS......................................  35

ARTICLE XIII   FEDERAL SECURITIES ACT REPRESENTATIONS.....................  36
               13.1   Compliance with Law.................................  36
               13.2   Economic Risk; Sophistication.......................  36

ARTICLE XIV    REGISTRATION RIGHTS........................................  36
               14.1   Piggyback Registration Rights.......................  36
               14.2   Registration Procedures.............................  37
               14.3   Indemnification.....................................  39
               14.4   Underwriting Agreement..............................  40
               14.5   Transfer of Rights..................................  40
               14.6   Rule 144 Reporting..................................  40

ARTICLE XV     MISCELLANEOUS..............................................  41
               15.1   Assignment..........................................  41
               15.2   Governing Law.......................................  41
               15.3   Notices.............................................  41
               15.4   Entire Agreement....................................  42
               15.5   Successors..........................................  42
               15.6   Counterparts........................................  42
               15.7   Headings............................................  42
               15.8   Expenses............................................  42
               15.9   Survival............................................  42
               15.10  Costs...............................................  42
               15.11  Publicity...........................................  43

                         AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT is entered into as of June 12, 1998, by NATIONWIDE ELECTRIC, INC., a Delaware corporation ("NEI"), HENDERSON ELECTRIC COMPANY, INC., a Kentucky corporation (the "Company"), and the shareholders of the Company identified in SCHEDULE A attached hereto and executing counterparts of this Agreement (the "Shareholders").

                                    RECITALS

          A.  The Company is engaged in the electrical contracting business.

          B. Shareholders own all of the issued and outstanding capital stock of the Company (the "Company Stock").

          C. NEI and its subsidiaries are entering into separate merger or acquisition agreements (the "Other Agreements") with other companies engaged in the electrical contracting business (the "Other Founding Companies") and NEI intends to conduct an initial public offering of its common stock. This Agreement, the Other Agreements and the initial public offering constitute the "NEI Plan of Organization."

          D. The parties desire that the Company be merged into NEI, with Shareholders to receive cash and NEI Stock in exchange for their Company Stock in the merger.

                                   AGREEMENT

          In consideration of the foregoing and the mutual covenants and promises contained herein, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          In addition to other terms defined in this Agreement, the following terms shall have the following meanings:

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Affiliate" with respect to any Person, means any Person controlling, controlled by or under common control with such Person.

          "Articles of Merger" shall mean the Articles of Merger to be filed with the Secretaries of State of the State of Delaware and the State of Incorporation, pursuant to which the Company shall be merged into NEI.

          "Company" shall mean the Company and its subsidiaries, if any.

          "Company Stock" shall mean all of the issued and outstanding capital stock of the Company owned by the Shareholders on the Delivery Date and the Merger Date.

          "Constituent Corporations" shall mean the Company and NEI.

          "Delivery Date" shall mean the date specified by NEI on which the Company Stock shall be delivered in trust pending the Merger Date, as contemplated in Article II.

          "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

          "Dissenting Shares" shall mean any shares of Company Stock with respect to which any Shareholder has exercised his or her appraisal rights under the DGCL.

          "Founding Companies" shall mean, collectively, the Company and the Other Founding Companies.

          "GAAP" means generally accepted accounting principles, consistently applied from period to period.

          "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and accompanying Rules.

          "IPO" shall mean NEI's initial public offering of NEI Stock pursuant to the Registration Statement.

          "Material Adverse Change" means a material adverse change in the business, operations, financial condition or prospects of the Company or the value of the Company Stock.

          "Material Adverse Effect" means a material adverse effect on the business, operations, financial condition or prospects of the Company or the value of the Company Stock.

          "Merger" shall mean the transaction contemplated hereby, pursuant to which: (a) the Company will be merged into NEI; and (b) the Shareholders will receive the Merger Consideration in exchange for their Company Stock.

          "Merger Consideration" shall mean the cash and NEI Stock to be received by each Shareholder in connection with the Merger.

          "Merger Date" shall mean the effective date of the Merger as described in Article II.

          "NEI" shall mean Nationwide Electric, Inc.

          "NEI Charter Documents" shall mean the Certificate of Incorporation and Bylaws of NEI, as amended or restated from time to time.

          "NEI Plan of Organization" shall mean the IPO and the acquisition or merger of the Founding Companies by or into NEI or its subsidiaries.

          "NEI Stock" shall mean the voting common stock, par value $.01 per share, of NEI.

          "Other Founding Companies" shall mean the Founding Companies other than the Company.

          "Person" shall mean any individual, corporation, trust, limited liability company, partnership or other entity.

          "Pricing" means the date on which the public offering price per share of the NEI Stock to be offered in the IPO is determined by NEI and the Underwriters.

          "Prospectus" shall mean the prospectus contained in the Registration Statement, as amended or supplemented from time to time.

          "Registration Statement" means the registration statement on Form S-1 to be filed with the SEC covering the shares of NEI Stock to be issued in the IPO, as amended or supplemented from time to time.

          "Requisite Shareholder Approval" shall mean the affirmative vote of the holders of the requisite number of shares of Company Stock necessary to approve the Merger pursuant to the DGCL and the laws of the State of Incorporation.

          "Return" means any return, report or statement (including information returns) required to be filed in connection with any Tax.

          "SEC" means the United States Securities and Exchange Commission.

          "Shareholders" means the shareholders of the Company executing this Agreement.

          "State of Incorporation" means the State of Kentucky.

          "Surviving Corporation" shall mean NEI from and after the Merger Date.

          "Tax" or "Taxes" means any and all federal, state, local and foreign income, gross receipts, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property and other taxes or assessments, plus any interest or penalties payable with respect to the same.

          "Underwriters" means the underwriters of the IPO.

                                  ARTICLE II

                         MERGER OF THE COMPANY INTO NEI

     2.1 Merger. In accordance with and subject to the terms and conditions of this Agreement and in reliance on the mutual representations and warranties contained herein, effective on the Merger Date, the Company shall be merged into NEI. As a result of the Merger, the separate corporate existence of the Company shall cease, and NEI shall be the Surviving Corporation in the Merger. The Merger shall have the effects set forth in the DGCL.

     2.2 Articles of Incorporation. The Articles of Incorporation of NEI in effect immediately prior to the Merger Date shall continue in effect as the Articles of Incorporation of the Surviving Corporation until further amended or restated.

     2.3 Bylaws. The Bylaws of NEI as in effect immediately prior to the Merger Date shall continue in effect as the Bylaws of the Surviving Corporation until further amended and restated.

     2.4 Directors and Officers. The officers and directors of NEI immediately prior to the Merger Date shall be the officers and directors of the Surviving Corporation, retaining their respective positions and terms of office.

     2.5 Further Action. If at any time NEI shall determine that any further instruments or assurances are necessary or desirable to confirm in NEI the title to any property or rights of the Company acquired or to be acquired by NEI as a result of the Merger, Shareholders and the officers and directors of the Company immediately prior to the Merger Date are authorized and directed to execute and deliver such instruments and assurances and do all things necessary or advisable, in the name of the Company, to perfect or confirm title to such property or rights in NEI and to otherwise carry out the provisions of this Agreement and the Merger.

     2.6 Merger Consideration. The aggregate Merger Consideration to be received by the Shareholders in exchange for the Company Stock shall consist of cash and shares of NEI Stock determined in accordance with SCHEDULE 2.6 attached hereto. The cash portion of the Merger

Consideration shall be payable by certified check or wire transfer on the Merger Date. Notwithstanding the foregoing, NEI may reserve up to 5% of the cash portion of the aggregate Merger Consideration as a basket (the "Basket") to compensate NEI for any accounts receivable (net of bad debt reserves) and/or retainages of the Company as stated on the Balance Sheet (as defined in Section 3.4) but not collected within one year after the Merger Date and any loss, damage or expense incurred by NEI as a result of a breach of any of the representations and warranties in Article III. The Basket funds shall be deposited by NEI in an interest-bearing account. Any amount remaining in the Basket at the expiration of one year following the Merger Date and not retained by NEI as compensation as set forth above, together with all interest earned on the deposit of the Basket funds, shall be remitted pro rata to the Shareholders. Each Shareholder not exercising his or her appraisal rights in accordance with
Section 2.8 shall be entitled to a pro rata portion of the aggregate Merger Consideration in accordance with the percentage which the number of shares of Company Stock owned by such Shareholder bears to the total number of shares of Company Stock (other than Dissenting Shares) held by all the Shareholders. Notwithstanding the provisions of the DGCL and the foregoing provisions of this
Article II, prior to the Merger Date, the Company may effect the asset distribution and partial redemption of Company Stock contemplated in Section 2.13.

     2.7  Treatment of Shares of Constituent Corporations.

          2.7.1 Each share of Company Stock issued and outstanding immediately prior to the Merger Date shall, by virtue of the Merger and without any action on the part of the Shareholders, be automatically canceled and shall cease to represent any interest in the Company, and, except for those Dissenting Shares for which appraisal rights are perfected in accordance with Section 2.8, each share of Company Stock shall entitle the holder thereof solely to his or her pro rata share of the aggregate Merger Consideration as provided in Section 2.6.

          2.7.2 Each share of NEI Stock issued and outstanding immediately prior to the Merger Date shall remain outstanding after the Merger Date as one share of the issued and outstanding common stock of the Surviving Corporation.

     2.8  Dissenting Shares.  Notwithstanding the foregoing provisions of this
Article II, any holder of Dissenting Shares who has perfected his or her appraisal rights in accordance with the DGCL shall have no right to any Merger Consideration, but shall have only such rights as provided by the DGCL. Provided, any holder of Dissenting Shares whose appraisal rights are forfeited in accordance with the DGCL shall have the right solely to the pro rata portion of the aggregate Merger Consideration to which he or she is entitled hereunder.

     2.9 Delivery Date. On the date specified by NEI by written notice to the Shareholders (the "Delivery Date"), which may be prior or subsequent to the Pricing, the Shareholders shall deliver in trust to NEI's counsel: (a) all certificates for the Company Stock, duly endorsed in blank or accompanied by duly executed stock powers; (b) resolutions duly adopted by the Shareholders signifying the Requisite Shareholder Approval; and (c) such other documents, instruments, opinions, schedules, financial statements and assurances as NEI shall request consistent with the terms of this Agreement (collectively, the "Deliverables"). The Deliverables shall be held in trust by NEI's counsel pending the Merger Date. Prior to the Delivery Date, NEI shall advise Shareholders of the procedures required for proper surrender of the certificates evidencing the Company Stock and shall supply such transmittal letters and other documentation required for such purpose.

     2.10 Merger Date. On the date specified by NEI by written notice to the Shareholders (the "Merger Date"), which shall be not later than 15 days after the closing date of the IPO, the Company Stock and Deliverables shall be delivered to NEI and NEI shall thereafter file Articles of Merger with the Secretaries of State of the State of Delaware and the State of Incorporation. Each Shareholder whose Deliverables were delivered to NEI's counsel on or prior to the Delivery Date will receive that portion of the aggregate Merger Consideration to which he or she is entitled. After the Merger Date, until properly surrendered to NEI's counsel, each outstanding certificate for Company Stock not delivered to NEI's counsel as of the Delivery Date and not representing Dissenting Shares shall be deemed for all purposes to represent only the right to receive that portion of the aggregate Merger Consideration represented thereby. Unless and until surrendered as provided herein, no such certificate shall entitle the holder thereof to any portion of the Merger Consideration. Except as otherwise provided in Section 2.6, no Shareholder shall be entitled to interest on any portion of the Merger Consideration. The record holder of any certificate for Company Stock (other than Dissenting Shares) which shall have been lost or destroyed shall nevertheless receive the portion of the aggregate Merger Consideration to which he or she is entitled, provided such holder delivers to NEI, at such holder's sole expense, a lost certificate affidavit in form and substance acceptable to NEI, together with such surety as NEI deems necessary to indemnify NEI for any loss or expense resulting from presentation of such lost or destroyed certificate.

     2.11 The Registration Statement. NEI shall use commercially reasonable efforts to file the Registration Statement with the SEC and to cause the Registration Statement to become effective by September 30, 1998. If the Registration Statement has not become effective by December 31, 1998, then Shareholders and the Company may terminate this Agreement by giving written notice to NEI not later than January 15, 1999.

     2.12 Dividends; Options. Any and all dividends with respect to the Company Stock (whether or not permitted under the terms of this Agreement) declared at any time prior to the Merger Date and remaining unpaid on the Merger Date, and any and all outstanding options or other rights to acquire capital stock of the Company in existence at any time prior to the Merger Date, shall be canceled effective as of the Merger Date.

     2.13 Redemption. Immediately prior to the Delivery Date, the Company shall redeem 244 shares of the Company Stock from the Shareholders by distributing to them: (a) the life insurance policies owned by the Company on the lives of its officers and Shareholders with an aggregate cash surrender value of approximately $134,347; and (b) all of the real property and improvements thereon owned by the Company, subject to any mortgages secured thereby (with a net book value as of March 31, 1998 of $788,214) and subject to the leases referred to in Sections 6.6 and 7.17. The

Company shall bear any corporate Taxes due in connection with such redemption up to a maximum amount of $180,000. Any corporate Taxes due in connection with such redemption in excess of $180,000 shall be reimbursed by the Shareholders within 30 days after receipt of NEI's written notice that it has paid such Taxes. Shareholders shall not cause the Company to prepay the mortgages referred to in
Section 2.13(b) in excess of their regular amortization schedule prior to the Merger Date. For purposes of computing such Taxes, NEI shall use the Shareholders' valuation of the real property so long as such valuation is reasonable.

     2.14 Related Party Receivables; Henderson Property, Inc.  On the Merger
Date: (a) all indebtedness and accounts payable owed to the Company by its Affiliates (including but not limited to amounts owed by Rod Henderson, Bruce Henderson and Henderson Property, Inc.) will be paid in full; and (b) the Company's investment in Henderson Property, Inc. in the amount of $340,782 will be purchased from the Company in cash by the Shareholders. The payment of such amounts and the purchase of such investment will be made in cash on the Merger Date concurrently with payment of the Merger Consideration to the Shareholders.

     2.15 Shareholder Distributions. The Company shall not pay any dividends or distributions to any of the Shareholders from the date of this Agreement through the Merger Date, except as otherwise provided in Section 2.13. Notwithstanding the foregoing, if the Merger Date occurs after August 15, 1998, then an amount equal to 100% of the after-tax income of the Company for the period from August 15, 1998 through the Merger Date shall be added to the cash portion of the Merger Consideration.

                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND THE COMPANY

          Shareholders and the Company jointly and severally make the following representations and warranties and acknowledge that NEI has relied thereon in entering into this Agreement. Such representations and warranties shall not be affected by any investigation conducted by NEI, and shall survive for a period of eighteen months following the Merger Date.

     3.1  Validity.

          3.1.1 This Agreement is, and any documents and instruments to be executed and delivered by Shareholders or the Company pursuant hereto shall be, legal, valid and binding obligations of Shareholders and/or the Company, enforceable in accordance with their terms.

          3.1.2 Except as provided in SCHEDULE 3.1, neither the execution and delivery by Shareholders and the Company of this Agreement nor the consummation of the Merger requires the consent or approval of, or the giving of notice by Shareholders or the Company to, or the registration by Shareholders or the Company with, or the taking of any other action by Shareholders or the Company in respect of, any federal, state or local governmental authority or any third party, with the exception of the required filing of the Articles of Merger with the Secretaries of State of the State of Delaware and the State of Incorporation.

          3.1.3 Except as provided in SCHEDULE 3.1, the execution and delivery of this Agreement and the other instruments contemplated hereby and the consummation of the Merger will not: (a) conflict with or violate any provision of, or constitute a breach or default under, the Articles of Incorporation or Bylaws of the Company, any law, regulation, order, judgment or decree to which any Shareholder or the Company is subject, or any agreement, instrument or restriction of any kind to which any Shareholder or the Company is a party or by which any of them are bound; or
     (b) result in the creation or imposition of any lien, claim, charge or encumbrance of any nature whatsoever upon the Company Stock or any assets of the Company.

     3.2 The Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has all requisite corporate power and authority to own its property and operate its business as currently conducted. The Company is duly qualified and in good standing in all states where the conduct of its business so requires. Except as disclosed in SCHEDULE 3.2, the Company has no subsidiaries and does not directly or indirectly control or own any interest in any corporation, partnership, limited liability company, joint venture, proprietorship or other business entity. The Company has all requisite power and authority to effectuate the Merger.

     3.3  The Company Stock.

          3.3.1 A description of the authorized capital stock of the Company is attached as SCHEDULE 3.3. SCHEDULE A contains a complete list of all Shareholders of the Company and the number of shares of Company Stock owned by each Shareholder. The Company Stock is duly authorized, validly issued, fully paid and nonassessable. There are no shares of common stock or other securities of the Company issued and outstanding other than the Company Stock. There are no outstanding options, warrants or other rights to acquire any common stock or other securities of the Company or securities convertible into the same. No Person has been issued any stock grants, "phantom stock," stock appreciation rights or similar compensation expressed in or computed on the basis of the Company's securities or the value thereof. No Person has any preemptive right to purchase any securities of the Company. There have been no stock splits, reverse stock splits or other recapitalizations of the Company during the last five years. The Company has not redeemed or retired any of its common stock or other securities during the last four years.

          3.3.2 All legal and beneficial right, title and interest in the Company Stock is owned solely by the Shareholders and the Company Stock is and shall on the Merger Date be free and clear of all liens, claims, pledges, security interests, encumbrances and restrictions. No securities of the Company other than the Company Stock are held by any Shareholder or any other Person, and no Person other than Shareholders has any equity interest in the Company. Except as provided herein, no Shareholder has entered into any agreement, commitment or arrangement to transfer any Company Stock or any interest therein to any Person other than NEI, nor to merge the Company with or into any Person other than NEI. No Shareholder is a party to any proxy, voting trust, voting agreement or similar understanding with respect to the Company Stock or the election of directors of the Company.

     3.4 Financial Statements. Attached or to be attached as SCHEDULE 3.4 are the audited financial statements of the Company (including the notes thereto and the report thereon of the Company's independent public accountants) for the Company's fiscal years ended March 31, 1996, 1997 and 1998, together with the unaudited consolidated balance sheet as of June 30, 1998 (the "Balance Sheet") and unaudited income statement of the Company for the stub period then ended (collectively, the "Financial Statements"). The Financial Statements present fairly (and the unaudited Balance Sheet and income statement will present fairly) the consolidated financial condition of the Company as of their respective dates and the consolidated results of its operations for the respective periods then ended and have been (or will be) prepared in conformity with GAAP (provided, that the unaudited financial statements will be presented without footnotes and will be subject to normal year-end adjustments). On the Merger Date, the Company will have no material liabilities, obligations or financial exposure of any nature, absolute or contingent, accrued or otherwise [including but not limited to contract claims or penalties or settlements thereof, liquidated damages, fines, assessments, union dues, unfunded pension contributions, trade payables, indebtedness for borrowed money, Taxes, accrued compensation or withholdings, negligence or contractor's liability to the extent not covered by insurance, doubtful accounts receivable or doubtful retainages, but excluding obligations incurred in the ordinary course of business between the date of the Balance Sheet (the "Balance Sheet Date") and the Merger Date], which are not disclosed or adequately provided for in the Balance Sheet. Any business backlogs in existence on the date hereof and disclosed to NEI are bona fide and were created in the ordinary course of business. The percentages of completion of contracts in progress as of the Balance Sheet Date and disclosed in the Balance Sheet will be accurate in all material respects in accordance with GAAP. The Balance Sheet will reflect all appropriate accruals for obligations of the Company accrued through the Balance Sheet Date (subject to normal year-end adjustments).

     3.5 Absence of Certain Events. Since the Balance Sheet Date, except as disclosed in SCHEDULE 3.5: (a) the business of the Company has been conducted in the ordinary course; and (b) there has not been any Material Adverse Change, nor any occurrence, circumstance or combination thereof which might be expected to have a Material Adverse Effect before or after the Merger Date.

     3.6  Title to and Condition of Personal Property.

          3.6.1 Attached as SCHEDULE 3.6.1 is a complete list of all tangible personal property owned by the Company (the "Personal Property").

          3.6.2 The Company has good and marketable title to the Personal Property, free and clear of any and all liens, claims, security interests, restrictions and encumbrances (except as disclosed in SCHEDULE 3.6.2). All of the Personal Property is in the Company's possession and control.

          3.6.3 The Personal Property is and has been maintained in good operating condition, ordinary wear and tear excepted. The Personal Property includes all of the equipment, vehicles (other than leased equipment and vehicles), tools and inventory required for the conduct of the Company's operations as currently conducted.

          3.6.4 The Company has not entered into any agreement or commitment to sell any of the Personal Property or any other assets of the Company other than the sale of materials and supplies in the ordinary course of business, nor (except as disclosed in SCHEDULE 3.6.2) has the Company made any commitment or taken or failed to take any action which would cause any lien to attach to any of the Personal Property.

     3.7  Real Property

          3.7.1 Attached as SCHEDULE 3.7.1 is complete list of all real property owned by the Company (the "Real Property").

          3.7.2 The Company has good and marketable title to the Real Property, free and clear of any and all liens, claims, security interests, restrictions and encumbrances (except as disclosed in SCHEDULE 3.7.2.).

          3.7.3 Except as provided in Sections 2.13 and 3.8, the Company has not entered into any agreement or commitment to sell or lease any of the Real Property nor, except as disclosed in SCHEDULE 3.7.2, has the Company made any commitment or taken or failed to take any action which would cause any lien to attach to any of the Real Property.

     3.8 Leases. SCHEDULE 3.8 contains a list and description of all real property leases ("Leases") to which the Company is a party, either as lessor or lessee (the facilities subject to such Leases being referred to as the "Leased Facilities"). Each of the Leases is in full force and effect and neither the Company nor any other party thereto has committed any default thereunder. The Company is not subject to any increase in rentals or other costs in connection with any Leased Facility of which the Company is lessee which is not provided for in the applicable Lease.

     3.9 Receivables. The accounts receivable of the Company as recorded on the Balance Sheet have been created in the ordinary course of business, represent valid and enforceable obligations owed to the Company (subject to the Company's bad debt reserve but not subject to any penalties, claims or retainages not disclosed in the Balance Sheet) and have been recorded in accordance with GAAP consistently applied.

     3.10 Contracts, Etc.

          3.10.1 Attached as SCHEDULE 3.10.1 is a complete list of all written or oral collective bargaining agreements, employment agreements and agreements that impose severance or termination pay liabilities on the Company (collectively, "Employment Agreements").

          3.10.2 Attached as SCHEDULE 3.10.2 is a complete list of all written or oral contracts and subcontracts for the performance of electrical services, joint venture agreements, equipment and vehicle leases, licenses, commitments and other agreements (other than Employment Agreements) to which the Company is a party (the "Contracts"). Each Contract is in full force and effect and constitutes the legal, valid and binding obligations of all parties thereto. The Company is not in default and has not received or given any notice of default, and to the best knowledge of Shareholders no other party thereto is in default, under any Contract.

          3.10.3 Attached as SCHEDULE 3.10.3 is a list of all bids submitted by the Company and requests for proposal received by the Company as of the date hereof.

          3.10.4 Attached as SCHEDULE 3.10.4 is a list of all financial institutions where the Company maintains accounts and the names of the signatories on those accounts. Shareholders shall cooperate with NEI in making any changes in signatories desired by NEI following the Merger Date.

          3.10.5 Attached as SCHEDULE 3.10.5 is a complete list of all mechanics' liens filed by or against the Company which have not been discharged as of the date hereof.

          3.10.6 Attached as SCHEDULE 3.10.6 is a list of all existing disputes under any of the Contracts. Except as disclosed in SCHEDULE 3.10.6, the relationships of the Company with its customers, contractors and suppliers are good commercial working relationships.

     3.11 Material Customers and Suppliers.

          3.11.1 Attached as SCHEDULE 3.11.1 is a list of the ten largest customers of the Company (the "Material Customers") during the twelve month period prior to the date hereof and the estimated volume of business conducted by the Company with the Material Customers during such period.

          3.11.2 Attached as SCHEDULE 3.11.2 is a list of the ten largest suppliers to the Company's business (the "Material Suppliers") during the twelve month period prior to the date hereof and the estimated volume of business conducted by the Company with the Material Suppliers during such period.

          3.11.3 The Company's relationships with the Material Customers and Material Suppliers are good commercial working relationships, and Shareholders have no reason to believe that any Material Customer or Material Supplier intends to terminate its relationship with the Company before or after the Merger Date.

     3.12 Litigation and Workers' Compensation Liability.

          3.12.1 Except as disclosed in SCHEDULE 3.12.1: (a) there are no outstanding orders, judgments, injunctions, fines, penalties, citations, awards or decrees of any court, arbitrator or governmental or regulatory body involving the Company; and (b) there are no claims, suits, arbitration proceedings, complaints or actions by any third party or legal, administrative, arbitration or other proceedings or investigations by any governmental agency, pending or threatened against the Company or any Shareholder. Copies of all letters provided to the Company's accountants by counsel for the Company with respect to litigation or claims involving the Company in the last five fiscal years have previously been delivered to NEI.

          3.12.2 Attached as SCHEDULE 3.12.2 is an accurate statement of all workers' compensation claims and liabilities and the amount thereof accrued, pending or threatened against the Company as of the date hereof.

     3.13 Insurance and Performance Bonds.

          3.13.1 Attached as SCHEDULE 3.13.1 is a complete list of all insurance policies maintained by the Company, including the name of the insurer, the amount and nature of the coverage, the amount of the premium and the term of the policy. All such policies are in full force and effect and the premiums therefor are currently paid.

          3.13.2 Attached as SCHEDULE 3.13.2 is a complete list of all performance bonds given by the Company, including the name of the issuer and beneficiary and the amount of each bond. Except as disclosed in
     SCHEDULE 3.13.2, no party has collected under or made any claim against any performance bond of the Company or assessed any liquidated damage against the Company during the last five years.

     3.14 Intellectual Property.

          3.14.1 Attached as SCHEDULE 3.14 is a list of all patents, patent applications, trademarks, trademark registrations, trade names, service marks, copyrights and other intellectual property owned or licensed by the Company. Except as disclosed in SCHEDULE 3.14, the Company owns all right, title and interest in all such intellectual property.

          3.14.2 The Company has the right to use all data and information (including confidential information, trade secrets and know-how) used in the conduct of its business.

          3.14.3 To the best knowledge of Shareholders, the Company has not infringed any patent, copyright, trademark, trade name, trade secret or other proprietary or intellectual property right of any third party and has not received notice of any such infringement.

          3.14.4 All software license agreements to which the Company is a party are in full force and effect, and the Company has the right to use all computer software used in its business.

     3.15 Compliance with Laws. The Company is in material compliance with all federal, state and local laws, regulations and ordinances applicable to the conduct of its business. The Company has not solicited or accepted any improper payments from contractors, developers or others, made or solicited any improper payments to government officials or agencies, or improperly collaborated with other contractors in connection with the bidding process.

     3.16 Licenses, Permits and Authorizations. Attached as SCHEDULE 3.16 is a complete list of all licenses, permits, franchises and other governmental or trade authorizations and approvals (collectively, "Permits") necessary for the Company to conduct its business. All required Permits have been obtained by the Company and are in full force and effect.

     3.17 Taxes. With the exception of any Taxes subject to good faith dispute and disclosed on SCHEDULE 3.17 attached hereto: (a) all Taxes owed by the Company have been fully paid or provided for and all Returns in connection therewith have been timely filed; and (b) the Company has adequately accrued for all such Taxes payable subsequent to the last period for which they were paid, and the Company will have no liability for Taxes for the period ending on the Balance Sheet Date in excess of amounts accrued on the Balance Sheet. Any federal or state Tax audit of the Company or any Shareholder occurring after the Merger Date but based on tax years prior to the Merger Date, and any Taxes assessed as a result of any such audit, shall be the responsibility of and shall be paid by Shareholders; provided, however, that NEI files the Company's income Tax Return for the taxable year in which the Merger Date occurs consistent with the manner in which the Company has previously filed its income Tax Returns (unless otherwise required by applicable tax law and regulation) and NEI pays the Tax shown as due thereon; and provided further, that NEI shall have discretion to take Tax positions with respect to the Company which differ from those taken in prior periods, so long as such positions do not directly increase any Tax obligation of Shareholders related to Taxes payable by the Company from that which would have been in effect had the Returns been filed consistent with the positions taken in prior periods, so long as such past positions are not deemed improper by the relevant taxing authorities.

     3.18 Books and Records. The books and records of the Company: (a) are accurate and complete in all material respects; (b) have been maintained in accordance with good business and industry practices on a basis consistent with prior years; (c) state in reasonable detail and accurately and fairly reflect the transactions and business of the Company; and (d) accurately and fairly reflect the basis for the Financial Statements. The Company's minute book is complete and reflects all corporate actions taken by the board of directors and shareholders of the Company.

     3.19 Labor and Employment.

          3.19.1 A complete list of all employees of the Company as of the most recently available date has been delivered to NEI. Except as disclosed in
     SCHEDULE 3.19: (a) the Company has not had during the last five years, nor to the best knowledge of Shareholders is there currently threatened, any walkout, strike, picketing, work stoppage, work slowdown, union grievance or other similar occurrence relating to union activity or labor practices;
     (b) the Company has not committed any unfair labor practices; (c) there is no pending or, to the best knowledge of Shareholders, threatened charge or complaint against the Company by the National Labor Relations Board or comparable state or local agency; (d) the Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, conditions of employment, employee safety and health, collective bargaining and the payment and withholding of taxes; (e) the Company has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and is not liable for any arrearages of wages or employment taxes or penalties for failure to comply with any of the foregoing; (f) there are no material controversies pending or threatened between the Company and any of its employees or former employees; and (g) the Company has not experienced a "plant closing" or "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)(S)2101 et seq. ("WARN") within the last five years.

          3.19.2 The International Brotherhood of Electrical Workers has been recognized by the Company as the bargaining unit for certain of its employees and such union currently represents approximately 275 of the Company's employees. All union dues and benefits and contributions to union pension plans payable by the Company under collective bargaining agreements have been fully paid, and the Company has complied in all material respects with its obligations under such collective bargaining agreements.

     3.20 Environmental. Except as otherwise provided in SCHEDULE 3.20:

          3.20.1 To the best of Shareholders' knowledge, there has not been any "release" (as defined in 42 U.S.C. (S) 9601(22)) or threat of "release" in or about the Real Property or Leased Facilities (collectively, the "Facilities") of any: (a) "hazardous substances" (as defined in 42 U.S.C.
     (S) 9601(14)); (b) "chemicals" subject to regulation under Title III of the Superfund Amendments and Reauthorization Act (SARA) of 1986; (c) natural gas liquids, liquefied natural gas or synthetic gas; (d) petroleum, petroleum-based products, crude oil or any fraction; or (e) other hazardous or toxic substances or wastes or materials, pollutants, contaminants or other substances included under or regulated by any Environmental Laws (as defined in Section 3.20.8) (collectively, "Hazardous Substances").

          3.20.2 To the best of Shareholders' knowledge, no part of the Facilities is or has been used at any time prior to the Merger Date as the site of any handling, treatment, storage, refining or disposal of any Hazardous Substances and there are no Hazardous Substances on or in the Facilities, whether contained in barrels, tanks, equipment (moveable or fixed) or other containers, except in compliance with applicable law and regulations.

          3.20.3 No part of the Facilities is or has been at any time during the Company's operation of the same, a "facility" as defined in 42 U.S.C. (S) 9601(9)(B).

          3.20.4 There are not now, nor has there been at any time during the Company's operation thereof, any underground storage tanks located in or about the Facilities.

          3.20.5 No asbestos or asbestos-containing materials have been installed, used, incorporated into or disposed of in or about the Facilities.

          3.20.6 No polychlorinated biphenyls are located in or about the Facilities.

          3.20.7 Accurate and complete copies of any and all environmental investigations, studies, audits, tests, reviews and analyses in the possession of any Shareholder or the Company and relating to the Facilities have been delivered to NEI.

          3.20.8 To the best of Shareholders' knowledge, there are no conditions in or about the Facilities which violate any federal, state or local law, ordinance, rule, regulation or agreement pertaining to: (a) environmental protection, regulation, contamination or clean-up; (b) underground storage tanks; (c) asbestos or asbestos-containing materials; or (d) the handling, treatment, storage, use or disposal of Hazardous Substances, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Solid Waste Disposal Act, Department of Transportation regulations regarding the transportation of Hazardous Substances or other applicable materials, state lien or superlien or environmental protection, regulation, contamination or clean-up statutes, or any statute or rule of law providing common law remedies relating to Hazardous Substances (collectively, "Environmental Laws"). The Facilities and the Company's use of the same and all business and electrical contracting practices of the Company comply in all material respects with all Environmental Laws.

          3.20.9 No litigation, claims or demands have been brought or, to the best of Shareholders' knowledge, threatened against the Company by any governmental authority or private claimant in connection with any Hazardous Substances or alleging any violation of

     Environmental Laws or any injuries suffered or incurred by reason of any matter referred to in this Section 3.20.

          3.20.10 There are no liens under Environmental Laws on any of the Personal Property or Facilities, and no governmental actions have been taken or are in process which could subject any of the Personal Property or Facilities to such liens.

          3.20.11 To the best of Shareholders' knowledge, all disposal practices relating to Hazardous Substances have been accomplished in accordance with all applicable laws, rules, regulations and ordinances.

     3.21 ERISA.

          3.21.1 Attached as SCHEDULE 3.21.1 is a list of all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other employee benefit arrangements, policies or payroll practices, including retirement, savings, disability, medical, dental, health and life insurance plans, death benefit plans, group insurance, profit sharing, deferred compensation, bonus, stock option, stock bonus or other stock incentive plans, vacation pay, severance or termination pay policies, "cafeteria" or "flexible benefit" plans under
     Section 125 of the Internal Revenue Code of 1986, as amended (the "Code"), or other employee benefit plans, arrangements, contracts, agreements, policies or commitments, whether formal or informal, written or oral, that provide benefits for employees or former employees of the Company or for which the Company could have any actual or contingent liability (collectively, "Benefit Plans"). The Company has made available to NEI a copy of each Benefit Plan and any related funding agreements, all of which are legally valid and binding and in full force and effect, and there are no defaults thereunder. The Company has also made available to NEI copies of the summary plan description for each Benefit Plan, if any, the most recent annual report and actuarial report for each Benefit Plan, if any, and the Internal Revenue Service determination letter, if any, for each Benefit Plan and each amendment thereto.

          3.21.2 The Benefit Plans have been operated and administered by the Company in material compliance with all applicable laws, including ERISA and the Code, and all reports required by any government agency with respect to each Benefit Plan have been timely filed. With respect to the Benefit Plans, no event has occurred which would subject the Company to liability (except for benefits, claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable statute, order or governmental rule or regulation. With respect to the Benefit Plans, to the best of Shareholders' knowledge, there has been no prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which was not exempt, and there has been no action, suit, grievance, arbitration or other claim with respect to the administration or investment of assets of the Benefit Plans (other than routine claims for benefits made in the ordinary course) pending, or to the best knowledge of Shareholders, threatened against the Company. All contributions required to be made to each Benefit Plan under its terms, ERISA or other applicable law have been timely made. The Company has no material unfunded liabilities or obligations under any of the Benefit Plans.

          3.21.3 Except as disclosed in SCHEDULE 3.21.3, neither the Company nor any member of its "controlled group" under Section 414 of the Code contributes to a "multiemployer plan," as defined in Section 414(f) of the Code or Section 3(37) of ERISA. With respect to each multiemployer plan in which the Company or any member of its controlled group participates or has participated, neither the Company nor any member of the controlled group:
     (a) has withdrawn, partially withdrawn, or received notice of any claim or demand for withdrawal liability or partial withdrawal liability; (b) has received notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such plan is or may become insolvent; (c) has failed to make any required contributions; or (d) has incurred any withdrawal liability by reason of a sale of assets pursuant to
     Section 4204 of ERISA.

          3.21.4 With respect to each Benefit Plan which is subject to Title IV of ERISA: (a) no such Benefit Plan has terminated, or has filed a notice of intent to terminate in the last six years; (b) there is no outstanding liability under Section 4062 of ERISA; (c) neither the Company nor any member of its controlled group that is a substantial employer has made a withdrawal (or has been deemed to do so under Section 4062(e) of ERISA) that could result in liability under Section 4063 of ERISA or otherwise;
     (d) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate such Benefit Plan; and (e) no reportable event, as described in Section 4043 of ERISA, has occurred.

          3.21.5 Except as disclosed in SCHEDULE 3.21.3 no Benefit Plan is a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.

          3.21.6 No current or former employee of the Company is or may become entitled to post-employment benefits of any kind other than coverage mandated by Section 4980B of the Code.

          3.21.7 Each Benefit Plan of the Company or member of its controlled group has been operated at all times in substantial compliance with the provisions of COBRA and any applicable similar state law.

     3.22 Guaranteed Obligations. SCHEDULE 3.22 contains a complete description of all liabilities and obligations of the Company which have been guaranteed by any of the Shareholders as of the Merger Date (the "Guaranteed Obligations").

     3.23 Disclosure.

          3.23.1 No representation or warranty of Shareholders or the Company in this Agreement or any other document delivered pursuant hereto or any statement, document, certificate or exhibit furnished or to be furnished by Shareholders or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby (including but not limited to the Financial Statements and any questionnaires or representation certificates furnished by the Company and the Shareholders) contains or will contain any untrue statement of material fact or omits or will omit a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of Shareholders, there is no fact which Shareholders have not disclosed in writing to NEI which has or may have a Material Adverse Effect; provided, the foregoing does not apply to statements contained in or omitted from any such documents made or omitted in reliance upon information furnished in writing by NEI.

          3.23.2 If, during the period of time in which a prospectus is required to be delivered in connection with the IPO, the Company or any Shareholder becomes aware of any fact or circumstance which would affect in any material respect the accuracy of a representation or warranty of the Company or the Shareholders in this Agreement or a representation or disclosure with respect to the Company or the Shareholders in the Registration Statement or Prospectus, the Company and the Shareholders shall immediately give notice of such fact or circumstance to NEI. However, such notification shall not relieve either the Company or the Shareholders from their respective obligations under this Agreement, and the truth and accuracy of all representations and warranties of the Company and the Shareholders as of the date of this Agreement and as of the Delivery Date and the Merger Date shall be a precondition to the consummation of the Merger.

     3.24 Acknowledgment. The Shareholders acknowledge and agree: (a) that there exists no firm commitment, binding agreement or promise of any kind, express or implied, that a Registration Statement will become effective or that the IPO will occur; (b) that neither NEI nor its officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Shareholders or any other Person for any failure of the Registration Statement to become effective or any failure of the IPO to occur at a particular price or within a particular range of prices or to occur at all; (c) that NEI has not committed to pay any dividends on the NEI Stock and that, in all likelihood, no dividends will be paid on the NEI Stock in the foreseeable future; (d) that if the Registration Statement becomes effective, there is no guaranty the NEI Stock will appreciate or not depreciate in value, that an active market will exist for the NEI Stock, or that the Shareholders will be able in the future to sell their NEI Stock at a price equal to or greater than the public offering price per share in the IPO; and (e) that the decision of the Shareholders to enter into this Agreement and to exchange the Company Stock for NEI Stock and cash has been made independent of, and without reliance upon, any statements, opinions, communications or due diligence investigations made or performed by any prospective Underwriter.

     3.25 Interest in Customers and Suppliers and Related Party Transactions. Except as described in SCHEDULE 3.25, no Shareholder nor any officer, director or Affiliate of the

Company or of any Shareholder: (a) possesses, directly or indirectly, any financial interest in or is a director, officer, employee or Affiliate of any corporation, firm, association or business organization that is a customer, supplier or competitor of the Company or is engaged in any other business relationship with the Company; or (b) is or will be a party to any agreement or arrangement that involves receipt by such person of compensation or property from the Company other than through a customary employment relationship.

     3.26 Registration Statement. To the best of Shareholders' knowledge, none of the information (including financial information) supplied or to be supplied by the Company or the Shareholders specifically for inclusion in the Registration Statement contains or will contain any untrue statement of material fact concerning the Company or the Shareholders or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein concerning the Company or the Shareholders, in light of the circumstances under which they are made, not misleading. The Company and the Shareholders shall have the right to review and approve in advance any statements made about the Company and the Shareholders in the Registration Statement.

     3.27 Brokers and Finders. Neither Shareholders nor the Company have retained any broker or finder in connection with this transaction, and NEI shall not become liable for any broker's or finder's fees as a result of the Merger.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF NEI

          NEI makes the following representations and warranties and acknowledges that Shareholders and the Company have relied thereon in entering into this Agreement. Each such representation and warranty is true and correct on the date hereof and shall be true and correct on the Delivery Date and the Merger Date, shall not be affected by any investigation conducted by Shareholders, and shall survive for a period of eighteen months following the Merger Date.

     4.1 Corporate. NEI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NEI has the requisite power and authority to enter into this Agreement, to effectuate the Merger and provide the Merger Consideration to Shareholders.

     4.2 Authorization. This Agreement has been duly authorized, executed and delivered by NEI and constitutes the legal, valid and binding obligation of NEI enforceable in accordance with its terms.

     4.3 Capital Stock of NEI. Prior to the Merger Date, the Certificate of Incorporation of NEI will be amended to provide for not less than 41,000,000 shares of authorized capital stock, consisting of not less than 30,000,000 shares of Common Stock, par value $.01 per share, 1,000,000 shares of Class A Nonvoting Common Stock, par value $.01 per share, and 10,000,000 shares of "blank check" Preferred Stock, par value $.01 per share. On the Merger Date, the authorized capital stock of NEI shall be free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind, with the exception of restrictions against transfer of the nature described in Article XIII of this Agreement. All of the issued and outstanding shares of capital stock of NEI have been duly authorized and validly issued, are fully paid and nonassessable and were offered, issued, sold and delivered by NEI in compliance with all applicable federal and state securities laws.

     4.4 Transactions in Capital Stock. Except as otherwise contemplated with respect to: (a) the Other Agreements and any future acquisitions or mergers which may be conducted by NEI or its subsidiaries or Affiliates; (b) the overallotment option to be granted to the Underwriters in connection with the IPO; (c) the conversion of shares of Class A Nonvoting Common Stock to Common Stock to be effected prior to the effective date of the IPO; and (d) the issuance of shares of Common Stock of NEI in connection with NEI's acquisition of Parsons Electric Co., there are no options, warrants, calls, conversion rights or commitments of any kind which obligate NEI to issue any of its authorized but unissued capital stock. Except as contemplated in connection with NEI's acquisition of Parsons Electric, Co., NEI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or any interest therein nor any obligation to pay any dividend or make any distribution in respect of any of its capital stock.

     4.5 Financial Statements. The Financial Statements of NEI and its subsidiaries to be included in the Registration Statement (the "NEI Financial Statements") will have been prepared in accordance with GAAP and will present fairly the financial position of NEI and its subsidiaries as of the dates thereof and the results of operations of NEI and its subsidiaries for the periods then ended.

     4.6 Liabilities And Obligations. NEI has no material liabilities or obligations of any kind, other than: (a) liabilities incurred in the ordinary course of business; (b) the liabilities to be assumed under this Agreement and the Other Agreements or in connection with other acquisitions or mergers contemplated by NEI; (c) a revolving credit facility to be obtained by NEI; and
(d) the fees and expenses incurred or to be incurred in connection with the transactions contemplated in this Agreement and the transactions described in this Section 4.6.

     4.7 Conformity With Law; Litigation. NEI is not in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental agency having jurisdiction over it and there are no claims, actions, suits or proceedings pending or, to the best knowledge of NEI, threatened against or affecting NEI at law or in equity or before or by any federal, state, municipal or other governmental agency and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received, other than any such matters to which the Company or any of the Other Founding Companies may be subject. NEI has conducted its business in material compliance with the requirements of applicable law and regulation.

Notwithstanding the foregoing, NEI makes no representation or warranty to the Shareholders or the Company regarding any Other Founding Company.

     4.8 No Violations.

          4.8.1 NEI is not in violation of the NEI Charter Documents or any lease, instrument, agreement, license or permit to which NEI is a party or by which NEI or any of its assets are bound.

          4.8.2 The execution and delivery of this Agreement by NEI do not conflict with or result in a breach of any provision of, or constitute a default under any of the terms or conditions of: (a) the NEI Charter Documents; (b) any law, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to NEI or its assets; or (c) any other contract to which NEI is a party.

          4.8.3 Except for: (a) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the acquisition or merger of the Other Founding Companies; (b) the declaration of effectiveness of the Registration Statement by the SEC and filings with various state blue sky authorities; (c) the filings required to consummate the Merger; and (d) any filings required under the Hart-Scott Act in connection with the Merger or the acquisition or merger of the Other Founding Companies, the NEI Plan of Organization does not require notice to, registration or filing with or the consent or approval of any governmental agency or other third party.

     4.9 NEI Stock. At the time of issuance and delivery to the Shareholders, the NEI Stock will constitute duly authorized and validly issued shares of NEI Stock, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Articles XII and XIII hereof, will be identical in all respects (not including the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to any NEI Stock issued and outstanding as of the date hereof. The NEI Stock shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances, except as provided in Articles XII and XIII.

     4.10 No Side Agreements. NEI has not entered into and will not enter into any agreement with any of the Other Founding Companies or their shareholders, other than the Other Agreements and the agreements described in the Registration Statement, including the employment agreements, leases and Indemnification Agreements referred to therein or entered into in connection with the transactions contemplated thereby.

     4.11 Disclosure. The Registration Statement and Prospectus will not as of their respective dates contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing does not apply to any statements contained in or omitted from the Registration Statement or Prospectus in reliance upon information furnished by the Company or the

Shareholders or by the Other Founding Companies or their shareholders for inclusion in the Registration Statement.

     4.12 Other Agreements. The Other Agreements will have been duly authorized, executed and delivered by NEI and will constitute the legal, valid and binding obligations of NEI and its subsidiaries, enforceable against NEI and such subsidiaries in accordance with their respective terms.

     4.13 Registration Statement. The Registration Statement will comply as to form in all material respects with the applicable requirements of the 1933 Act and the regulations thereunder, provided that the foregoing does not apply to any information that the Company or the Shareholders or the Other Founding Companies or their shareholders have furnished to NEI specifically for inclusion in the Registration Statement.

                                   ARTICLE V

        ACTIONS BY SHAREHOLDERS AND THE COMPANY PENDING THE MERGER DATE

          From the date hereof through the Merger Date:

     5.1 Access. Shareholders and the Company shall permit NEI and its representatives and the Underwriters and their representatives to perform such inspections, investigations and due diligence with respect to the Company, its assets, business and financial condition, as NEI or the Underwriters deem advisable. Shareholders and the Company shall provide NEI and its representatives and the Underwriters and their representatives full access to and an opportunity to inspect all properties, facilities, books, records, accounts, contracts and documents of the Company, and shall make themselves, their counsel and the officers of the Company available to NEI and the Underwriters and otherwise cooperate with NEI's and the Underwriters' due diligence investigations. Shareholders and the Company shall furnish NEI and its representatives and the Underwriters and their representatives all information with respect to the business and affairs of the Company as NEI or the Underwriters reasonably request. Shareholders and the Company shall permit NEI and the Underwriters to have access to other third parties, including contractors, suppliers and bankers with which the Company does business, as reasonably required for verification of any information obtained by NEI or the Underwriters during their due diligence investigation, provided such investigation is conducted only in the presence of representatives of the Company and at times reasonably acceptable to the Company. Shareholders and the Company shall permit NEI to conduct appraisals of the Company's equipment and/or real estate at NEI's expense. NEI will coordinate such due diligence investigations with Shareholders to avoid disruption or undue interference with the operations of the Company. Shareholders shall deliver to NEI copies of all environmental audits, risk assessments and other investigations performed with respect to the Company or its assets at any time prior to the Merger Date. Notwithstanding the foregoing, the representations and warranties in Article III shall not be affected by any due diligence investigation conducted by NEI, the

Underwriters or their respective representatives. NEI will promptly advise the Company and Shareholders if it learns of any facts which conflict with any of the representations and warranties made by the Company and Shareholders herein.

     5.2 Carry on in Ordinary Course. The Company shall carry on its business in the ordinary course and substantially in the manner as heretofore conducted. The Company shall not institute any methods of purchase, sale, bidding, management, accounting or operation which are inconsistent with past practice or with accepted standards in the industry without the prior written consent of NEI. Except as provided in Section 2.13, the Company shall not enter into any contract or commitment to purchase or sell any equipment, machinery, real property, capital assets or other assets (other than inventory or as necessary to perform contracts in the ordinary course) or engage in any transaction or incur any indebtedness or obligations outside the ordinary course of business without the prior written consent of NEI. The Company shall keep all performance bonds and insurance policies in full force and effect.

     5.3 General Increases Limited. Without the prior written consent of NEI or as required under existing collective bargaining or employment agreements or to meet commitments previously made and disclosed to NEI, and except as described in SCHEDULE 5.3 attached hereto, the Company shall not: (a) increase or decrease the compensation or benefits of its officers or employees; or (b) pay or commit to pay any bonuses or commissions.

     5.4 Preservation of Organization. Shareholders shall use their best efforts to preserve the Company's business organization intact, to keep available to NEI the present employees of the Company and to preserve for NEI the present relationships of the Company with customers (including Material Customers), contractors and suppliers (including Material Suppliers) and others doing business with it. Except as provided in Section 2.13, the Company shall not amend its Articles of Incorporation or Bylaws or make any changes in its authorized or issued capital stock. The Company shall not issue to any Shareholder or any other Person any shares of common stock or other securities or grant to any Shareholder or other Person any right, option or warrant to purchase any common stock or other securities of the Company or securities convertible into the same.

     5.5 No Default. The Company shall perform all obligations under and shall not default under any Employment Agreement, Contract, commitment, obligation or indebtedness.

     5.6 Dividends. Except as provided in Section 2.13, the Company shall not declare or pay any dividend or make any distribution, directly or indirectly, in respect of the Company Stock, nor redeem any of the Company Stock, unless consented to by NEI in writing.

     5.7 Voting Trusts or Other Arrangements. Shareholders shall not enter into any voting trust, voting agreement or other arrangement with respect to the Company Stock or the election of directors of the Company.

     5.8 Interim Financial and Borrowing Statements. Shareholders shall deliver to NEI such interim balance sheets and operating statements and statements of Company borrowings at such intervals as NEI reasonably requests.

     5.9 Bids and Contracts. The Company shall provide NEI with a copy of all bids submitted by and contracts awarded to or entered into by the Company between the date of this Agreement and the Merger Date.

     5.10 Cash Withdrawals. No cash shall be withdrawn from the accounts of the Company or withheld from its revenues, except as required for: (a) the conduct of the Company's business in the ordinary course; and (b) the payment of obligations incurred in the ordinary course.

     5.11 Environmental Audits. Shareholders and the Company shall, and shall cause the Company's landlords to, permit NEI to conduct Phase I environmental assessments of the Facilities at NEI's expense. If NEI reasonably determines that a Phase II environmental assessment or any environmental remediation is necessary or advisable with respect to any Facility, such assessment and/or remediation shall be completed as soon as practicable at Shareholders' expense. Notwithstanding the foregoing, in no event shall Shareholders' obligation to remediate exceed an aggregate cost of $100,000. If the amount of any such required remediation exceeds $100,000 in the aggregate, then the Company and Shareholders shall have the right to terminate this Agreement by giving written notice to NEI (in which event neither party shall have any further liability to the other), unless NEI in its sole discretion elects to assume such excess remediation costs.

     5.12 No Transfer. Except as provided in Section 2.13, no Shareholder shall transfer to any Person other than NEI any of the Company Stock, nor grant to any Person or entity other than NEI any right, title or interest in or right or option to acquire any Company Stock.

     5.13 No Shop. None of the Shareholders, nor the Company, nor any agent, officer, director, trustee or representative of any of the Shareholders or the Company shall, during the period commencing on the date of this Agreement and ending on the earlier to occur of the Merger Date or the termination of this Agreement in accordance with its terms, directly or indirectly solicit or initiate the submission of proposals or offers from any Person for, participate in any discussions pertaining to, furnish any information to any Person other than NEI or its authorized agents in connection with, or enter into any transaction, agreement, understanding, arrangement or commitment in connection with: (a) any sale or acquisition of all or a material amount of the Company Stock or all or a material amount of the assets of, or any equity interest in, the Company; or (b) any merger, consolidation, joint venture (except joint ventures entered into in the ordinary course of business in connection with the provision of electrical contracting services and disclosed in writing to NEI) or business combination of the Company with any other entity.

     5.14 Agreements. Shareholders and the Company shall terminate, on or prior to the Merger Date: (a) any shareholder agreements, voting agreements, voting trusts, options, warrants and Employment Agreements to which the Company is a party or entered into with respect to the

Company; and (b) any listing agreement between the Company and any Shareholder, provided that nothing herein shall prohibit the Company from paying (either prior to or on the Merger Date) notes or other obligations from the Company to the Shareholders in accordance with their terms, which terms have been disclosed to and accepted by NEI.

     5.15 Notification of Certain Matters. Shareholders and the Company shall give prompt notice to NEI upon becoming aware of any Material Adverse Change, any event or condition likely to have a Material Adverse Effect, or any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company or the Shareholders contained herein to be untrue or inaccurate in any material respect on or prior to the Merger Date. NEI shall give prompt notice to Shareholders of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of NEI contained herein to be untrue or inaccurate in any material respect on or prior to the Merger Date.

     5.16 Cooperation in Preparation of Registration Statement. The Company and the Shareholders shall furnish or cause to be furnished to NEI and the Underwriters all information concerning the Company and the Shareholders required for inclusion in, and will cooperate with NEI and the Underwriters in the preparation of, the Registration Statement and Prospectus (including audited and unaudited historical and pro forma financial statements prepared in accordance with GAAP, in form suitable for inclusion in the Registration Statement). Shareholders shall execute and deliver such documents, including questionnaires, representation certificates and lock-up agreement not inconsistent with the provisions of this Agreement, deemed advisable by NEI or the Underwriters in connection with the IPO. The disclosure of information with respect to the Company and the Shareholders in the Registration Statement and in the conduct of the IPO shall not constitute a violation of any confidentiality agreement, including Section 11.2 of this Agreement, among the parties hereto. All information and disclosures provided by Shareholders or the Company in accordance with this Section 5.16 shall be subject to the provisions of Sections 3.23, 3.24 and 3.26 hereof. The Company and the Shareholders agree promptly to advise NEI if at any time during the period in which a prospectus relating to the IPO is required to be delivered under the 1933 Act, they discover that any information contained in the Prospectus concerning the Company or the Shareholders becomes inaccurate or incomplete in any material respect, and to provide the information needed to correct any such inaccuracy.

     5.17 Authorized Capital. Prior to the Merger Date, NEI shall maintain its authorized capital stock as set forth in the Registration Statement, except for stock splits, changes made in response to comments made by the SEC or requirements of any exchange or automated trading system for which application is made to list the NEI Stock.

     5.18 Compliance With The Hart-Scott Act. If NEI determines that any filings under the Hart-Scott Act are required in connection with this Agreement or any Other Agreements, then: (a) each party agrees to cooperate and use its best efforts to comply with the Hart-Scott Act; (b) such compliance by the Shareholders and the Company shall be deemed a condition precedent to NEI's obligations under this Agreement; and (c) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the cost thereof (including filing fees) shall be paid by NEI. The obligation of each party to consummate the transactions contemplated by this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.


                                  ARTICLE VI

               CONDITIONS PRECEDENT TO SHAREHOLDERS' OBLIGATIONS

          Each and every obligation of Shareholders to be performed on the Merger Date shall be subject to the satisfaction prior to or on the Merger Date of the following conditions, unless waived in writing by Shareholders:

     6.1 Representations and Warranties True. The representations and warranties of NEI in this Agreement shall be true and correct on and as of the Merger Date with the same effect as though such representations and warranties had been given on the Merger Date, and Shareholders shall receive a certificate from an officer of NEI to that effect.

     6.2 Compliance with Agreement. NEI shall have complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the Merger Date, and Shareholders shall receive a certificate from an officer of NEI to that effect.

     6.3 No Litigation. No action or proceeding before any court or governmental agency shall have been instituted or threatened to restrain the Merger or the IPO.

     6.4 Employment Agreements. Rod Henderson and Bruce Henderson shall each have entered into a mutually acceptable Employment Agreement with NEI or its Affiliate providing for $150,000 in base salary plus a cash bonus (payable quarterly and reconciled annually) in an amount equal to 6% of the annual pre-Tax income of the Henderson Division of NEI (which for purposes of such Employment Agreements will include the pre-Tax income of the former Eagle Electric Company, Inc.), or, at the election of the employee, $170,000 in base salary plus a bonus equal to 5% of such net income. In addition, NEI or its Affiliate shall have entered into Employment Agreements with Micky Masterson and Steve Howell.

     6.5 IPO Closing. The Registration Statement shall have been declared effective by the SEC and closing of the IPO shall have occurred.

     6.6 Real Estate Leases. NEI or its Affiliate shall have entered into leases (the "Leases") with the Shareholders for the real property located at 4502 Poplar Level Road, Louisville, Kentucky, 1140 Floyd Drive, Lexington, Kentucky, and 40391 Creek Drive, Blue Ash, Ohio. The Leases shall be triple net leases providing for a monthly aggregate rental of $15,000, shall be for a term of seven years and shall otherwise be on such terms and conditions as agreed to by the parties.

     6.7 Consents. The Company shall have obtained all consents from third parties required to consummate the Merger.

     6.8 Opinion of Counsel. Shareholders shall have received from NEI's counsel a written "authority opinion," dated as of the Closing Date, satisfactory in form and substance to Shareholders and their counsel.

     6.9 Hart-Scott Act. If a filing is required under the Hart-Scott Act to effectuate the Merger, such filing shall have been made and the expiration or termination of the waiting period under the Hart-Scott Act shall have occurred.


                                  ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF NEI

          Each and every obligation of NEI to be performed on the Merger Date shall be subject to the satisfaction prior to or on the Merger Date of the following conditions, unless waived in writing by NEI:

     7.1 Representations and Warranties True. The representations and warranties of Shareholders and the Company in this Agreement shall be true and correct on and as of the Merger Date with the same effect as though such representations and warranties had been given on the Merger Date, and NEI shall receive certificates from the Shareholders to that effect.

     7.2 Compliance with Agreement. Shareholders and the Company shall have complied with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Merger Date, and NEI shall receive certificates from the Shareholders to that effect.

     7.3 Execution and Deliverables. Each of the Shareholders and the Company shall have executed a counterpart of this Agreement and all Deliverables shall have been delivered to NEI.

     7.4 Corporate Documents. Shareholders shall have delivered to NEI: (a) certified copies of the Articles of Incorporation and Bylaws of the Company; and
(b) certificates from the proper state officials evidencing the good standing of the Company in the State of Incorporation and all other states in which the Company is qualified to do business.

     7.5 Due Diligence. NEI shall be satisfied with the results of its due diligence investigation, including but not limited to the following matters:

          7.5.1 NEI shall have completed and shall be satisfied with the results of the inspections, investigations and due diligence referred to in
     Section 5.1, including but not limited to: (a) verification of the quality, quantity and valuation of the Company's assets and liabilities; (b) verification of Shareholders' factual representations regarding the Company's business operations; (c) verification of the Company's historical and expected operating performance, as reflected in the Financial Statements and other information provided to NEI; and (d) approval of the Financial Statements.

          7.5.2 NEI shall have reviewed and approved all labor contracts relating to the Company and shall be satisfied with the Company's labor relations.

          7.5.3 NEI shall be satisfied that the Company has clear and marketable title to its assets.

          7.5.4 NEI shall be satisfied that the transaction contemplated by this Agreement will not cause a breach or termination of any Contract materially beneficial to the Company's business or operations.

          7.5.5 NEI shall have completed and shall be satisfied with the results of the Phase I environmental assessments and any Phase II environmental assessments contemplated in Section 5.11.

     7.6 Employment Agreements. NEI or its Affiliate shall have entered into Employment Agreements acceptable to NEI with Rod Henderson and Bruce Henderson in accordance with the terms recited in Section 6.4 and Employment Agreements acceptable to NEI with Micky Masterson and Steve Howell, and shall have made such other arrangements with respect to the Company's key employees as NEI deems advisable.

     7.7 No Material Adverse Change. There shall not have been any Material Adverse Change from the Balance Sheet Date to the Merger Date, nor any event or condition which NEI believes is likely to have a Material Adverse Effect.

     7.8 Opinion of Counsel for Shareholders. NEI shall have received from Shareholders' counsel a written opinion, dated as of the Merger Date, addressed to NEI and satisfactory to counsel for NEI in form and substance.

     7.9 Resignations. All directors of the Company shall have delivered their written resignations to NEI.

     7.10 Board and Shareholder Approval. The Merger shall have been approved by the Board of Directors of the Company and the Requisite Shareholder Approval shall have been obtained.

     7.11 No Litigation. No action or proceeding before any court or governmental agency shall have been instituted or threatened to restrain or prohibit the Merger or the IPO.

     7.12 Shareholders' Release. The Shareholders shall have delivered to NEI an instrument dated the Merger Date releasing the Company and NEI from: (a) any and all claims of the Shareholders against the Company and NEI; and (b) obligations of the Company and NEI to the Shareholders, except for: (i) continuing obligations to any Shareholders relating to their employment; and
(ii) obligations arising under this Agreement or the transactions contemplated hereby.

     7.13 Termination of Related Party Agreements.  Except as set forth in
SCHEDULE 7.13, all existing agreements between the Company and the Shareholders or their Affiliates shall have been terminated on or before the Merger Date.

     7.14 Other Founding Companies. NEI shall have entered into the Other Agreements with the Other Founding Companies and closing shall have occurred thereunder, with closing of this Agreement and the Other Agreements deemed to have occurred simultaneously.

     7.15 FIRPTA Certificate. If requested by NEI in connection with any real property lease to which any of the Shareholders and the Company, NEI or Subsidiary will be parties, each Shareholder shall have delivered to NEI a certificate to the effect that he or she is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

     7.16 IPO Closing. The Registration Statement shall have been declared effective by the SEC and closing of the IPO shall have occurred.

     7.17 Leases. The Shareholders and NEI shall have entered into the Leases in accordance with the terms recited in Section 6.6.

     7.18 Consents. The Company shall have obtained all consents from third parties required to consummate the Merger.

     7.19 Hart-Scott Act. If a filing is required under the Hart-Scott Act to effectuate the Merger, such filing shall have been made and the expiration or termination of the waiting period under the Hart-Scott Act shall have occurred.

                                 ARTICLE VIII

                                   COVENANTS

     8.1 Release From Guarantees; Repayment of Certain Obligations. NEI shall use reasonable efforts to have the Shareholders released from any and all guarantees of the Company's indebtedness, including bond obligations, identified on SCHEDULE 8.1. In the event NEI cannot obtain such releases from the lenders of any such guaranteed indebtedness within 120 days following the Merger Date, NEI shall promptly pay off or otherwise refinance or retire such indebtedness such that the Shareholders' personal liability shall be released. NEI will indemnify the Shareholders against any loss or damage suffered during such 120 day period as a result of such personal guarantees.

     8.2 Preparation And Filing of Tax Returns. The Company, if possible, or otherwise the Shareholders shall file or cause to be filed all federal, state and local income Tax Returns for the Company for all taxable periods ending prior to the Merger Date, and shall permit NEI to review such Tax Returns prior to filing. The Company shall pay all Taxes due and payable on or prior to the Merger Date and shall adequately accrue for all Taxes due after the Merger Date but based on periods occurring prior to the Merger Date.

     8.3  Further Assurances.

          8.3.1 Shareholders will use their best efforts to: (a) obtain any consents by third parties or governmental authorities required or deemed desirable by NEI in connection with the consummation of the Merger; (b) fulfill or cause to be fulfilled each of the conditions precedent to NEI's obligations recited in Article VII hereof on or prior to the Merger Date; and (c) perform each of the acts and observe each of the covenants required to be performed or observed by Shareholders and the Company at or prior to the Merger Date.

          8.3.2 Shareholders and the Company shall execute and deliver or cause to be executed and delivered such further instruments and take such other action as NEI deems necessary or desirable to more effectively carry out the Merger.

          8.3.3 NEI shall execute and deliver or cause to be executed and delivered such further instruments and take such other action as Shareholders deem necessary or desirable to more effectively carry out the Merger.


                                  ARTICLE IX

                                INDEMNIFICATION

     9.1 Indemnification by The Shareholders. Shareholders jointly and severally agree to indemnify and hold NEI and its officers, directors and representatives harmless from any and all loss, cost, claim, damage, fine, penalty, expense (including reasonable attorneys' fees), liability and cause of action (to the extent not covered by insurance paid to or collected by NEI) arising from: (a) any breach of the representations and warranties of Shareholders or the Company contained herein or in any Schedules, certificates, questionnaires or other instruments delivered in connection herewith; (b) any breach of this Agreement by Shareholders or the Company; (c) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of material fact relating to the Company or the Shareholders which was based upon information provided to NEI or its counsel or the Underwriters by the Company or the Shareholders and contained in the Registration Statement or Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Shareholders required to be stated therein or necessary to make the statements therein not misleading; provided, that such indemnity shall not inure to the benefit of NEI to the extent such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Shareholders provided written corrected information to NEI for inclusion in the final Prospectus and such information was not so included, and provided further, that no Shareholder shall be liable for any indemnification pursuant to this Section 9.1(c) to the extent solely attributable to a breach of any representation, warranty or agreement made by any other Shareholder; (d) any default by the Company under any performance bond occurring prior to the Merger Date; (e) any liability or obligation of the Company which is not disclosed in the Balance Sheet or is not incurred in the ordinary course of business from the Balance Sheet Date to the Merger Date; (f) any violation by the Company of any federal, state or local law, regulation or ordinance (including but not limited to Environmental Laws or laws governing the employment of labor or employee safety and health) occurring prior to the Merger Date; (g) any breach of any Employment Agreement or Contract or the terms of any Permit occurring prior to the Merger Date; (h) any litigation or claim arising from the conduct of the Company's business prior to the Merger Date and not disclosed in SCHEDULE 3.12.1; (i) any uninsured workers' compensation claims or liabilities arising prior to the Merger Date and not disclosed in SCHEDULE 3.12.2; or (j) subject to Section 3.17, any federal, state or local audit of the Tax Returns of the Company for the tax year in which the Merger Date occurs or any prior tax year and any additional Taxes which the Company or NEI is required to pay in connection with any such audit or any resulting adjustment in the Tax liability of the Company or NEI. Any liability of Shareholders under Section 9.1(j) shall be reduced by the net present value (computed at an annual capitalization rate of 10%) of any corresponding Tax deduction which may properly be taken by NEI as a result of any such adjustment.

     9.2 Indemnification by NEI. NEI agrees to indemnify and hold the Shareholders harmless from any loss, cost, claim, damage, fine, penalty, expense (including reasonable attorneys' fees), liability and cause of action arising from: (a) any breach by NEI of its representations and warranties contained herein or in any Schedules or certificates furnished by NEI; (b) any breach by NEI of this Agreement; or (c) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of material fact relating to NEI or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact relating to NEI or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, except to the extent such statement or omission relates to the Company or the Shareholders.

     9.3 Procedure. If any party entitled to indemnification hereunder (whether individually or collectively, the "Indemnified Party") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (whether individually or collectively, the "Indemnifying Party") is obligated to indemnify pursuant to Section 9.1 or 9.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof. Such notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if necessary) of the loss that has been or may be sustained by the Indemnified Party in connection therewith. The Indemnifying Party may elect to compromise or defend, at the Indemnifying Party's own expense and by the Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnified Party. If the Indemnifying Party elects to compromise or defend such asserted liability, the Indemnifying Party shall within 30 days (or sooner, if the nature of the asserted liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, any such asserted liability. If: (a) the Indemnifying Party does not elect to compromise or defend against the asserted liability; (b) the Indemnified Party reasonably determines that the Indemnifying Party's counsel has a conflict of interest with the Indemnified Party or that the Indemnifying Party or its counsel is not diligently defending the claim; or (c) the Indemnifying Party fails to notify the Indemnified Party of its election to compromise or defend such asserted liability as provided herein, then the Indemnified Party may, if acting in accordance with its good faith business judgment, pay, compromise or defend such asserted liability at the Indemnifying Party's expense, and such settlement shall be binding on the Indemnifying Party for purposes of this Article IX. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the reasonable good faith objection of the other; provided, however, that if the Indemnifying Party can demonstrate that it is able to settle a matter for a specific sum and the Indemnified Party objects to such settlement, then the Indemnifying Party's liability in connection with such matter shall not exceed the amount of the proposed settlement plus the defense and negotiation costs incurred by the Indemnified Party in connection therewith. In any event, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense against the claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     9.4 Exclusive Remedy. The indemnification provided for in this Article IX shall (except as provided in Articles XI and XIV or as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party. Any indemnity payment under this Article IX shall be treated as an adjustment to the exchange consideration for tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnified Party or its Affiliates causes any such payment not to be treated as an adjustment to the exchange consideration for federal income Tax purposes.

     9.5 Limitations on Indemnification. Notwithstanding the foregoing provisions of this Article IX:

          9.5.1 NEI shall not assert any claim for indemnification against any of the Shareholders unless the aggregate of all claims which NEI may have against the Shareholders exceeds $50,000. The Company and the Shareholders shall not assert any claim for indemnification against NEI unless the aggregate of all claims which the Company and the Shareholders may have against NEI exceeds $50,000.

          9.5.2 No Shareholder shall be liable under this Article IX for any amount which exceeds the value, established in accordance with this Agreement, of the cash and NEI Stock received by such Shareholder hereunder.

          9.5.3 Except as provided in Section 9.1(j), no Shareholder shall be liable under this Article IX for any claim arising more than 18 months after the Merger Date. Shareholders' obligations under Section 9.1(j) shall survive for the applicable Tax statute of limitations period.


                                   ARTICLE X

                                  TERMINATION

     10.1 Termination. This Agreement may be terminated at any time prior to the Merger Date, but only:

          10.1.1  By the mutual written consent of NEI and the Shareholders

          10.1.2 By the Shareholders and the Company on the one hand, or by NEI on the other hand, if the Registration Statement shall not have been declared effective by the SEC by December 31, 1998.

          10.1.3 By the Shareholders and the Company if the applicable conditions set forth in Article VI hereof have not been satisfied or waived as of the Merger Date

          10.1.4 By NEI if the applicable conditions set forth in Article VII hereof have not been satisfied or waived as of the Merger Date

          10.1.5 By NEI if NEI, in its sole discretion, elects to terminate the underwriting agreement with respect to the IPO or if NEI, in its sole discretion, elects not to proceed with the IPO or the NEI Plan of Organization.

     10.2 Liabilities in Event of Termination. Neither NEI nor the Company and the Shareholders shall have any liability to the other for any legal, accounting or other fees or expenses incurred by any them in the event of any termination of this Agreement.


                                  ARTICLE XI

                       NONCOMPETITION AND NONDISCLOSURE

     11.1 Noncompete Covenant. Each Shareholder agrees that for a term commencing on the Merger Date and ending upon expiration of the period set forth opposite such Shareholder's name in SCHEDULE 11.1 hereto, he or she shall not, directly or indirectly: (a) own or have any interest in, or be an officer, director, partner, joint venturer, employee, agent, representative or consultant of, or in any way assist, any corporation, partnership, limited liability company or other entity engaged in the commercial or industrial electrical contracting business anywhere in the United States of America (provided, the foregoing shall not prohibit the ownership of less than 5% of any publicly-traded entity); (b) divert or attempt to divert any customers or contractors of NEI or its subsidiaries; or (c) entice or induce any employee or officer of NEI or its subsidiaries to leave such service for the purpose of engaging in a competing commercial or industrial electrical contracting business. Shareholders acknowledge the foregoing covenants are reasonable in scope and duration and are a material inducement for NEI to participate in this Agreement. Notwithstanding the foregoing, if a court of competent jurisdiction determines that the scope or duration of any such covenants are unreasonable and unenforceable in any respect, such covenants shall automatically be modified to the extent such court deems reasonable and enforceable under the circumstances and, as so modified, such covenants shall remain in full force and effect.

     11.2 Confidential Information.

          11.2.1 Shareholders jointly and severally agree that they shall not disclose to any Person (other than NEI and its representatives and the Underwriters and their representatives) nor use for any purpose (other than in connection with the IPO or the conduct of the Company's business prior to the Merger Date) any confidential information, trade secrets, customer lists, price lists, bids, technical know-how or other confidential or proprietary information of or with respect to the Company, whether or not marked or specifically identified as confidential.

          11.2.2 If the Merger is not consummated or if this Agreement is terminated for any reason, NEI shall not disclose to any Person nor use for any purpose (other than in connection with any action brought under this Agreement or pursuant to any subpoena or order of a court or administrative agency) any confidential information, trade secrets, customer lists, price lists, bids, technical know-how or other confidential or proprietary information of or with respect to the Company, whether or not marked or specifically identified as confidential. If the Merger is not consummated, or if this Agreement is terminated for any reason, NEI shall promptly return to the Company all information which it has received from the Company or its Shareholders and will seek to cause others to whom such information was provided by NEI, or at NEI's request, to return all such information.

     11.3  Enforcement.

          11.3.1  Shareholders acknowledge that any breach of the covenants in
     Section 11.1 or 11.2.1 would cause irreparable injury to NEI which would not be fully compensable in damages. Accordingly, NEI may enforce any breach of such covenants by obtaining injunctive or specific relief from a court of competent jurisdiction, without the necessity of posting bond or proving lack of an adequate remedy at law.

          11.3.2  NEI acknowledges that any breach of the covenants in Section
     11.2.2 would cause irreparable injury to the Company which would not be fully compensable in damages. Accordingly, the Company may enforce any breach of such covenants by obtaining injunctive or specific relief from a court of competent jurisdiction, without the necessity of posting bond or proving lack of an adequate remedy at law.

          11.3.3 The remedies specified in this Section 11.3 shall be cumulative and not exclusive of other remedies available at law or in equity.


                                  ARTICLE XII

                             TRANSFER RESTRICTIONS

          Unless otherwise agreed by NEI, except for transfers to immediate family members of Shareholders who agree to be bound by the restrictions in this
Article XII (or trusts for the benefit of the Shareholders or such family members), for a period of one year from the Merger Date, except pursuant to
Article XIV hereof, none of the Shareholders shall sell, assign, exchange, transfer or otherwise dispose of any shares of NEI Stock received by them pursuant to the Merger. The certificates evidencing the NEI Stock will bear a legend substantially in the form set forth below and containing such other information as NEI may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION OR OTHER DISPOSITION PRIOR TO THE FIRST ANNIVERSARY OF THE

DATE HEREOF. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.


                                 ARTICLE XIII

                    FEDERAL SECURITIES ACT REPRESENTATIONS

     13.1 Compliance with Law. Shareholders acknowledge that the shares of NEI Stock to be delivered to the Shareholders pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Article XIV) and may not be resold without compliance with the 1933 Act and regulations thereunder. The NEI Stock is being acquired by the Shareholders solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of such stock in connection with a distribution. The Shareholders represent and agree that none of the shares of NEI Stock issued to them will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except in full compliance with all applicable provisions of the 1933 Act and the rules and regulations of the SEC. The NEI Stock shall bear the following legend in addition to the legend required under Article XII:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE FEDERAL AND APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.

     13.2 Economic Risk; Sophistication. The Shareholders represent that they are able to bear the economic risk of an investment in the NEI Stock and can afford to sustain a total loss of such investment. Each Shareholder has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience) and is capable, either individually or together with such purchaser representatives, of evaluating the merits and risks of this investment. The Shareholders have had an adequate opportunity to ask questions and receive answers from the officers of NEI concerning the transaction contemplated hereby. Each Shareholder represents that he or she is an "accredited investor" as defined in Rule 501(a) under the 1933 Act, or if not an accredited investor, such Shareholder has sufficient income and net worth to withstand the risks of the investment contemplated hereby and, individually or together with his or her purchaser representatives, is sufficiently sophisticated to evaluate the merits and risks of such investment. The Shareholders acknowledge that the risks of this transaction include tax risks and the Shareholders have consulted with their tax advisors with respect to and fully accept such risks.

                                  ARTICLE XIV

                              REGISTRATION RIGHTS

     14.1 Piggyback Registration Rights. At any time following the Merger Date, whenever NEI proposes to register any NEI Stock for its own or others' account under the 1933 Act for a public offering, other than: (a) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by NEI; or (b) registrations relating to employee benefit plans, NEI shall give each Shareholder written notice of its intent to do so. Upon the written request of any Shareholder given within 10 days after receipt of such notice, NEI shall cause to be included in such registration all of the NEI Stock issued to such Shareholder pursuant to this Agreement which any such Shareholder requests, other than shares of NEI Stock which may then be sold under Rule 144(k) (or any similar or successor provision) under the 1933 Act, and other than shares of NEI Stock that have been theretofore sold by the Shareholder in accordance with the 1933 Act, provided that NEI shall have the right to reduce pro rata the number of shares of each Selling Shareholder included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to NEI or its independent auditors, jeopardize the tax status of the transactions contemplated hereby and by the Registration Statement. In addition, if NEI is advised in writing in good faith by any managing underwriter of an underwritten offering of securities pursuant to a registration statement under this Section 14.1 that the number of shares to be sold by persons other than NEI is greater than the number of such shares which may be offered without adversely affecting the success of the offering, NEI may reduce pro rata (among the Shareholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons to a number deemed satisfactory by the managing underwriter. If any Shareholder disapproves of the terms of the underwriting, that Shareholder may elect to withdraw therefrom by written notice to NEI and the managing underwriter. That Shareholder's shares of NEI Stock so withdrawn shall also be withdrawn from registration; provided, that, if by the withdrawal of such shares a greater number of shares of NEI Stock held by other Shareholders may be included in such registration, then NEI shall offer to all other Shareholders the right to include additional shares in the same proportion used in effecting the above limitations.

     14.2 Registration Procedures. Whenever NEI is required to register shares of NEI Stock pursuant to Section 14.1, NEI will, as expeditiously as possible:

          14.2.1 Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, NEI will furnish a representative of the Shareholders with copies of such documents proposed to be filed) as promptly as practicable.

          14.2.2 Notify the Shareholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          14.2.3 Prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 474 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement or prospectus, as amended or supplemented.

          14.2.4 Furnish to each Shareholder who so requests such number of copies of such registration statement, each supplement thereto and the prospectus included therein (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Shareholder may reasonably request in order to facilitate the disposition of the shares.

          14.2.5 If requested by the managing underwriter or underwriters, if any, or any participating Shareholder, promptly incorporate in a prospectus supplement or post-effective amendment or term sheet such information as the managing underwriter or underwriters or any participating Shareholder, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of shares of NEI Stock being sold by participating Shareholders to any underwriter or underwriters, the purchase price being paid therefor and the terms of the offering, and promptly make all required filings of the same by prospectus supplement or post-effective amendment.

          14.2.6 Make available for inspection by participating Shareholders, any underwriter participating in any disposition pursuant to such registration statement, counsel retained by the participating Shareholders, counsel for the underwriters and any accountant or other agent retained by participating Shareholders or any underwriter (collectively, the "Inspectors"), all financial and other records and pertinent corporate documents of NEI (the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause NEI's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, that records which NEI determines, in good faith, to be confidential and which NEI notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless: (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement; or (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or administrative agency after delivery of sufficient notice to NEI to enable NEI to contest such subpoena or order.

          14.2.7 Take all other steps reasonably necessary to effect the registration of the shares of NEI Stock contemplated hereby.

          14.2.8 Use best efforts to register the securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that NEI shall not be required to become subject to taxation, to qualify generally to do business or to file a general consent to service of process in any such states or jurisdictions.

          14.2.9 Cause all such shares of NEI Stock to be listed or included not later than the date of the first sale of such shares under the registration statement on any securities exchange or trading system on which similar securities issued by NEI are then listed or included.

          14.2.10 Notify each Shareholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that NEI is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of material fact or omits to state any fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, and, at the request of such Shareholder, NEI will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading.

     All expenses incurred in connection with a registration under this Article XIV and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printing and accounting fees and expenses, but excluding underwriting commissions and discounts attributable to the shares being registered hereunder), shall be borne by NEI.

     14.3 Indemnification.

          14.3.1 In connection with any registration under Section 14.1, NEI shall indemnify, to the extent permitted by law, each selling Shareholder (each, an "Indemnified Party") against any and all loss, cost, claim, damage, expense (including reasonable attorneys' fees), liability and cause of action arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in or omitted from any information furnished in writing to NEI by such Indemnified Party expressly for use therein, or by any Indemnified Party's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto after NEI has furnished such Indemnified Party with a sufficient number of copies of the same.

          14.3.2 In connection with any registration under Section 14.1, each selling Shareholder shall furnish to NEI in writing such information concerning such Shareholder and his or her proposed offering of shares as is reasonably requested by NEI for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, NEI, its directors, officers and representatives and each Person who controls NEI (within the meaning of the 1933 Act) against any and all loss, cost, claim, damage, expense (including reasonable attorneys' fees), liability and cause of action resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission to state therein a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing to NEI by such Shareholder expressly for use in the registration statement. Notwithstanding the foregoing, the liability of a Shareholder under this Section 14.3.2 shall be limited to an amount equal to the net proceeds actually received by such Shareholder from the sale of the relevant shares covered by the registration statement.

          14.3.3 The indemnification provided hereunder shall be governed by the procedures recited in Section 9.3.

     14.4 Underwriting Agreement. In connection with each registration pursuant to Section 14.1 covering an underwritten registered offering, NEI and each participating Shareholder agrees to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement for companies of NEI's size and investment stature, including indemnification; provided, the Shareholders shall be exempt from any indemnification of the managing underwriters other than with respect to information provided by the respective Shareholders to NEI or the managing underwriters specifically for inclusion in the registration statement.

     14.5 Transfer of Rights. The right to cause NEI to register shares of NEI Stock under this Agreement may be assigned by any Shareholder, but only to a member of such Shareholder's immediate family or a trust or partnership for the benefit of the Shareholder or such family members.

     14.6 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of NEI Stock to the public without registration, NEI agrees to use its reasonable efforts to:

          14.6.1 Make current public information regarding NEI available as contemplated in Rule 144 under the 1933 Act for a period of five years beginning 90 days following the effective date of the Registration Statement.

          14.6.2 File with the SEC on a timely basis all reports and other documents required of NEI under the 1934 Act at any time after it has become subject to such reporting requirements.

          14.6.3 So long as a Shareholder owns any restricted NEI Stock, furnish to each Shareholder upon written request a written statement by NEI as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement), and of the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of NEI, and such other reports and documents so filed as the Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Shareholder to sell any such shares without registration.


                                  ARTICLE XV

                                 MISCELLANEOUS

     15.1 Assignment. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Any attempted assignment without such written consent shall be null and void and without legal effect.

     15.2 Governing Law. With the exception of those provisions of the DGCL applicable to the Merger, this Agreement shall be governed by and construed in accordance with the substantive laws of the state of Missouri, without reference to conflicts of laws rules.

     15.3 Notices. All notices or other communications required or permitted hereunder shall be in writing and may be hand delivered or sent by certified mail, commercial overnight delivery service or facsimile transmission:

          If to Shareholders:   Mr. Rodney Henderson
                                Mr. Bruce Henderson
                                Henderson Electric Company, Inc.
                                4502 Poplar Level Road
                                Louisville, Kentucky 40213-2185
                                FAX: (502) 452-1308

          with a copy to:       Greenebaum Doll & McDonald PLLC
                                3300 National City Tower

                                Louisville, Kentucky 40202
                                FAX: (502) 540-2137
                                Attn: Charles Fassler

          If to NEI:            Nationwide Electric, Inc.
                                1201 Walnut, Suite 1300
                                Kansas City, Missouri 64106
                                FAX: (816) 556-2389
                                Attn: President

          with a copy to:       Stinson, Mag & Fizzell, P.C.
                                1201 Walnut Street, Suite 2800
                                Kansas City, Missouri  64106
                                FAX: (816) 691-3495
                                Attn: Marc Salle

or to such other address or facsimile number as any party may provide the others in writing. Notice shall be effective when received by the party to whom addressed.

     15.4 Entire Agreement. Together with the Schedules and Exhibits hereto and the Articles of Merger, this constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, altered or amended except by written instrument executed by all parties hereto.

     15.5 Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     15.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single instrument.

     15.7 Headings. Headings in this Agreement are for convenience of reference only and shall have no effect in the interpretation of this Agreement.

     15.8 Expenses. Each party shall pay its own expenses in connection with the Merger, whether or not the Merger is consummated. Without limitation, the fees and expenses of Shareholders' legal, accounting and financial advisors and any brokers and any transfer taxes payable on the exchange of the Company Stock shall be paid by Shareholders.

     15.9 Survival. Those provisions of this Agreement which by their nature are intended to survive the Merger Date shall so survive for the period recited therein, or if no time period is recited therein, shall survive indefinitely.

     15.10 Costs. If any action or proceeding is brought for the enforcement or interpretation of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs and expenses incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

     15.11 Publicity. No public disclosure, announcement or publicity with respect to the Merger, the IPO or the NEI Plan of Organization may be made except by and with the prior approval of NEI. NEI shall coordinate with Shareholders in making announcements of the Merger to the Company's customers, suppliers and employees.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                              NATIONWIDE ELECTRIC, INC.


                              By:
                                  ________________________________________

                                                                       "NEI"


                              HENDERSON ELECTRIC COMPANY, INC.


                              By:
                                 _________________________________________

                                                               The "Company"

                              SHAREHOLDERS:


                              --------------------------------------------
                              Rodney Henderson


                              --------------------------------------------
                              Bruce Henderson



          NATIONWIDE ELECTRIC, INC.--HENDERSON ELECTRIC COMPANY, INC.
                        MERGER AGREEMENT SIGNATURE PAGE

                                  SCHEDULE A

                                 SHAREHOLDERS


                                                       Number of Shares
Name                                                   of Company Stock*
----                                                   ----------------
Rodney Henderson                                             1139
Bruce Henderson                                              1139


* Subject to the redemption referred to in Section 2.13

                                 SCHEDULE 2.6

                             MERGER CONSIDERATION



     TOTAL AGGREGATE MERGER CONSIDERATION               $11,500,000
          Cash /1/ /2/                                  $ 5,250,000
          NEI Stock /3/                                 $ 6,250,000

--------------
/1/ In the event the consolidated book value of the Company as of March 31, 1998 (computed in accordance with GAAP, after reflecting the entries related to consummation of the redemption transaction referred to in Section 2.13 (without taking into account the Tax consequences thereof) and after deducting the Company's investment in Eagle Electric Company, Inc. in the amount of $518,445) is less than or greater than $6,577,305, the cash portion of the Merger Consideration shall be decreased by the amount of such deficiency or increased by the amount of such excess, as the case may be.

/2/  Subject to increase in accordance with the provisions of Section 2.15.

/3/ The actual number of shares of NEI Stock shall be based upon the initial offering price determined at the Pricing, rounded up to the nearest whole share.